Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Cabela’s Incorporated on Form S-1 of our report dated March 23, 2004 appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 23, 2004, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

March 23, 2004